Exhibit 10.25

ENOVIX CORPORATION

SECURED PROMISSORY NOTE

Date of Note (“Issue Date”):	May 24, 2021

Principal Amount of Note:	$15,000,000.00

For value received Enovix Corporation, a Delaware corporation (the “Company”), promises to pay to the undersigned holder or such party’s assigns (the “Holder”) the principal amount set forth above, together with interest thereon (including, without limitation, PIK Interest) calculated in accordance with the provisions of this secured promissory note (the “Note”). All unpaid interest and principal shall be due and payable upon request of the Holder on or after the earlier of (i) the closing of the transaction contemplated by that certain Agreement and Plan of Merger, dated as of February 22, 2021, by and among Rodgers Silicon Valley Acquisition Corp., RSVAC Merger Sub Inc. and the Company (the “Merger Agreement” and such transaction, the “Merger”) and (ii) October 25, 2021 (the “Maturity Date”).

1.            Basic Terms.

(a)           Payments. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal.

(b)           Prepayment. The Company may prepay this Note prior to the Maturity Date without the consent of the Holder.

(c)           Interest.

(i)              Interest Accrual. Interest shall commence with the date hereof and shall accrue on a monthly basis at a rate of 7.5% per annum (computed on the basis of a year of 365 days for the actual number of days elapsed) on the unpaid principal balance (including any accrued PIK Interest) of this Note then outstanding.

(ii)            Interest Payments. Interest shall be due and payable in arrears on each monthly anniversary of the Issue Date (such date, the “Interest Payment Date”) and on the Maturity Date; provided, that, interest shall be paid in kind by adding such amount to the principal amount outstanding hereunder on such Interest Payment Date (the “PIK Interest”); provided further, that, in the event of any repayment or prepayment of the Note, accrued but unpaid interest (for the avoidance of doubt, excluding any interest previously paid in kind and added to the principal amount pursuant to this Section 1(c)(ii)) on the principal amount repaid or prepaid shall be payable in cash on the date of such repayment or prepayment.

(d)           Fees. The Company shall pay to the Holder:

(i)              A fully earned, non-refundable administrative fee in an amount of $10,000, on the Issue Date;

(ii)             A fully earned, non-refundable closing fee in an amount of $75,000, on the Issue Date; and

(iii)           All reasonable expenses for legal fees, documentation fees, UCC searches and filing fees, collateral appraisals, audits, travel costs, and all other costs involved with documenting and enforcing the Note, including the reasonable fees expenses of one outside counsel, in an amount not to exceed, in the aggregate, $5,000, promptly upon request.

2.            Representations and Warranties.

(a)          Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the date the Note was issued as follows:

(i)              Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business (a “Material Adverse Effect”).

(ii)             Corporate Power. The Company has all requisite corporate power to issue this Note and to carry out and perform its obligations under this Note. The Company’s Board of Directors (the “Board”) has approved the issuance of this Note based upon a reasonable belief that the issuance of this Note is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

(iii)           Authorization. All corporate action on the part of the Company, the Board and the Company’s stockholders necessary for the issuance and delivery of this Note has been taken. This Note constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

(iv)            Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with issuance of this Note has been obtained.

(v)              Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would have a Material Adverse Effect.

(vi)            Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect. The execution, delivery and performance of this Note will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

2.

(vii)           Use of Proceeds. The Company shall use the proceeds of this Note solely for the operations of its business, and not for any personal, family or household purpose.

(b)           Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the date hereof as follows:

(i)              Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in subsection (a) above, the Holder hereby: (A) acknowledges that the Holder has received all the information the Holder has requested from the Company and the Holder considers necessary or appropriate for deciding whether to acquire the Note, (B) represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (C) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.

(ii)             Ability to Bear Economic Risk. The Holder acknowledges that investment in the Note involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder’s financial condition, to hold the Note for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

(iii)           Foreign Investors. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Holder hereby represents that he, she or it has satisfied itself as to the full observance of the laws of the Holder’s jurisdiction in connection with any invitation to subscribe for the Note or any use of this Note, including (A) the legal requirements within the Holder’s jurisdiction for the purchase of the Note, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Note. The Holder’s subscription, payment for and continued beneficial ownership of the Note will not violate any applicable securities or other laws of the Holder’s jurisdiction.

(iv)            Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

3.            Covenants.

(a)          Financial Statements. The Company shall provide the Holder, as soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company, and in any event within 75 days thereafter, a company prepared consolidated and consolidating balance sheet, statement of income and statement of cash flows for such quarter certified by the Chief Executive Officer or Chief Financing Officer of the Company and in a form reasonably acceptable to Holder.

3.

(b)          Acquisition Timeline. The Company shall provide the Holder monthly reports and information as to the process and timeline of the Merger.

(c)          Other Financial Information. The Company shall provide the Holder such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as the Holder may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3(c) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(d)          Negative Covenants. So long as this Note remains outstanding, the Company shall not, and shall cause its subsidiaries not to, take any of the following actions without the prior written consent of the Holder:

(i)              Grant or permit to exist any mortgage, pledge, lien, encumbrance, charge or other security interest on (A) the Collateral (as defined below) or (B) the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information or other proprietary rights owned or possessed by the Company (together, the “Intellectual Property”);

(ii)             Sell, license or otherwise transfer to any person or entity any material asset or property outside of the ordinary course of business;

(iii)           Take any action that is reasonably likely to cause (A) a material adverse change in the business, operations or financial condition of the Company and its subsidiaries taken as a whole or (B) a material impairment of the prospect of repayment of any portion of the Note; or

(iv)            Authorize or enter into any agreement, contract or commitment to do any of the foregoing.

4.           Events of Default.

(a)           If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i)              The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(ii)             The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(iii)           An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

4.

(b)           In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

5.            Miscellaneous Provisions.

(a)           Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

(b)          Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(c)          Transfers of Note. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

(d)           Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.

(e)           Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

(f)           Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(g)          Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)          Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(i)           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. A copy of any notice to the Company shall be sent to Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304-1130, Attn: Matthew B. Hemington, e-mail: hemingtonmb@cooley.com.

5.

(j)           Waiver of Conflicts. Each party to this Note acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent the Holder or the Holder’s affiliates in matters unrelated to the transactions contemplated by this Note (the “Note Financing”), including representation of the Holder or the Holder’s affiliates in matters of a similar nature to the Note Financing. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Note Financing solely on behalf of the Company. The Company and the Holder hereby (i) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (ii) acknowledge that with respect to the Note Financing, Cooley has represented solely the Company, and not any Holder or any stockholder, Board member or employee of the Company or director, stockholder or employee of the Holder; and (iii) gives the Holder’s informed consent to Cooley’s representation of the Company in the Note Financing.

(k)          Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

(l)           Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

(m)         Exculpation among Holders. The Holder acknowledges that the Holder is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making its investment or decision to invest in the Company.

(n)          Senior Indebtedness. The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of any Senior Indebtedness in existence on the date of this Note or hereafter incurred. “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, all amounts due in connection with (i) indebtedness of the Company to banks or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

6.

(o)          Security Interest.

(i)              To secure payment of all amounts due under the Note, the Company grants Administrative Agent (as defined below) a security interest in all of its personal property, now existing or hereafter arising, including all accounts, inventory, equipment, general intangibles, financial assets, investment property, securities, deposit accounts, and the proceeds thereof (together, the “Collateral”), but which shall not include the Intellectual Property. The Company authorizes Administrative Agent to file a financing statement to perfect this security interest.

(ii)             The Holder hereby irrevocably appoints Thurman J. Rodgers as the “Administrative Agent” to be the secured party in respect of any security interest granted to secure payment of amounts now or hereafter due under the Note. The Holder hereby agrees to hold Administrative Agent harmless for any actions taken by the Administrative Agent in his capacity as Administrative Agent. Administrative Agent shall exercise the rights of each secured party at the direction of the Holder.

(p)          Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

[Signature pages follow]

7.

The parties have executed this Secured Promissory Note as of the date first noted above.

COMPANY:

Enovix Corporation

By:	/s/ Harrold Rust

	Name:	Harrold Rust
	Title:	Chief Executive Officer

Address:		3501 W. Warren Ave
Fremont, California 94538

SIGNATURE PAGE TO
ENOVIX CORPORATION
SECURED PROMISSORY NOTE

The parties have executed this Secured Promissory Note as of the date first noted above.

HOLDER (if an entity):

Name of Holder:	Rodgers Massey Revocable Living Trust dtd 4/4/11

	By:	/s/ TJ Rodgers

		Name:	TJ Rodgers
		Title:	Trustee

SIGNATURE PAGE TO
ENOVIX CORPORATION
SECURED PROMISSORY NOTE